Exhibit 99.1

Excellent Performance Highlights Second Quarter for Bristol-Myers Squibb

•	Strong Sales in BioPharmaceuticals Business Drives Broad-Based Top-Line Growth

•	Improved Gross Margin and Operating Results Supported by Continued Productivity Initiatives

•	GAAP EPS Increases 36%; Non-GAAP EPS Increases 30% Compared to Second Quarter 2008

•	Revises 2009 GAAP EPS Guidance Range to $1.58 to $1.68; Raises Non-GAAP EPS Guidance Range to $1.95 to $2.05 and Reiterates Minimum Expected 2007-2010 15% Non-GAAP EPS CAGR

•	Announces Strategic Acquisition of Medarex

(NEW YORK, July 23, 2009) – Bristol-Myers Squibb Company (NYSE:BMY) today reported sales and earnings growth for the second quarter 2009.

“The excellent results for the second quarter and first six months of the year clearly represent how Bristol-Myers Squibb is rapidly transforming into a next-generation BioPharma leader through robust science, superior operational performance and disciplined financial management, ” said James M. Cornelius, chairman and chief executive officer. “We are well on-track to continue delivering on our growth commitments. In the second quarter, we extended our collaboration with Otsuka on ABILIFY and, as a result, we expect that our outlook for 2013 is much improved. Our business performance and financial strength position us well to invest in further opportunities for long-term growth.

“Nowhere is that more evident than with our planned acquisition of Medarex. This is yet another example of how we are successfully executing on our String of Pearls strategy and building our future pipeline. We are expanding our biologics capabilities and gaining access to exciting new technology which may open new frontiers in cancer research. We believe the assets from Medarex can give us a competitive advantage in immunology and oncology, two areas of significant unmet medical need.”

Second Quarter Performance

	2009	2008	Change
Net Sales	$5,384	$5,203	3%
Net Earnings from Continuing Operations	$983	$722	36%
GAAP Diluted EPS from Continuing Operations	0.49	0.36	36%
Non-GAAP Diluted EPS from Continuing Operations	0.56	0.43	30%
($ amounts in millions, except per share amounts)

SECOND QUARTER FINANCIAL RESULTS

•	Bristol-Myers Squibb posted second quarter 2009 net sales from continuing operations of $5.4 billion, an increase of 3%, or 8% excluding foreign exchange impact, compared to the same period in 2008.

•

Gross profit improved to 72.9% of net sales in the second quarter 2009 compared to 67.9% in 2008. The improvement was mostly driven by higher manufacturing rationalization charges in 2008, favorable foreign exchange impact, cost improvements, favorable product mix and price increases.

•

Marketing, selling and administrative expenses decreased by 8%, or 2% excluding foreign exchange impact, to $1.1 billion in the second quarter of 2009 compared to the same period in 2008, primarily due to a continued reduction in general and administrative expenses.

•	Advertising and product promotion spending decreased by 5%, or was flat excluding foreign exchange impact, to $400 million in the second quarter of 2009 compared to 2008.

•	Research and development expenses remained flat, or increased 3% excluding foreign exchange impact, to $829 million in the second quarter of 2009 compared to the same period in 2008.

•	The effective tax rate on earnings from continuing operations was 25.4% for the second quarter.

•

The company reported second quarter net earnings from continuing operations attributable to Bristol-Myers Squibb Company of $983 million or $0.49 per diluted share, compared to $722 million or $0.36 per diluted share for the same period in 2008.

•

The company reported second quarter non-GAAP net earnings from continuing operations attributable to Bristol-Myers Squibb Company of $1,109 million or $0.56 per diluted share, compared to $861 million or $0.43 per diluted share for the same period in 2008. An overview of specified items is discussed under “Use of Non-GAAP Financial Information.”

•

The company increased its net cash position by nearly $300 million to $2.7 billion as of June 30, 2009 compared to March 31, 2009. The company continues to make significant progress with its working capital initiative and remains focused on strengthening its balance sheet and maintaining financial flexibility.

SEGMENT RESULTS

BioPharmaceuticals

•

BioPharmaceuticals net sales totaled $4.7 billion in the second quarter of 2009, representing an increase of 4%, or 9% excluding foreign exchange impact, compared to the same period in 2008. U.S. BioPharmaceuticals net sales increased 13% to $3.0 billion in the second quarter of 2009 compared to 2008. International BioPharmaceuticals net sales decreased 9%, or increased 4% excluding foreign exchange impact, to $1.7 billion.

•	Sales growth in the second quarter was led by continued global sales increases for PLAVIX® (+11%) and strong global sales growth for ABILIFY® (+22%).

•	Bristol-Myers Squibb’s virology portfolio, led by BARACLUDE® for hepatitis B (+32%), the Sustiva franchise (+11%) and REYATAZ® for HIV (+2%), continues to demonstrate worldwide sales growth.

•	ORENCIA® and SPRYCEL® grew worldwide 40% and 41%, respectively as compared to the same period in 2008.

•	ERBITUX® sales were down 12% compared to the first quarter 2008.

•

BioPharmaceuticals realized a 410 basis point increase in gross margin compared to the second quarter of 2008. Key drivers of the improvement were cost savings, including those related to productivity initiatives, foreign exchange favorability and product mix.

•

BioPharmaceuticals earnings increased 46% to $1.2 billion in the second quarter of 2009 compared to the same period in 2008. The increase in earnings was driven by increased sales, improved gross margins as well as reductions in marketing, selling and administrative expenses from the company’s productivity initiatives.

Mead Johnson Nutrition Company

•	Mead Johnson’s net sales totaled $719 million in the second quarter of 2009, representing a 1% decrease, or an increase of 5% excluding foreign exchange impact, compared to the same period in 2008.

•

Bristol-Myers Squibb’s share of Mead Johnson’s earnings decreased by 20% to $151 million primarily due to the impact of items attributed to the February 2009 initial public offering, including the 17% reduction in ownership.

SECOND QUARTER PRODUCT AND PIPELINE UPDATE

Cardiovascular/Metabolics

•

Bristol-Myers Squibb and AstraZeneca announced on June 25 that their marketing authorization application for ONGLYZA™ received a positive opinion from the Committee for Medicinal Products for Human Use (CHMP) for the treatment of type 2 diabetes in adults as add-on therapy with metformin, a thiazolidinedione, or a sulphonylurea.

•

The Prescription Drug User Fee Act (PDUFA) date — the date by which a decision from the U.S. Food and Drug Administration (FDA) is expected — for ONGLYZA™ was extended from April 30, 2009 to July 30, 2009.

•	At the American Diabetes Association Annual Scientific Sessions:

•

Interim analysis of a 42-month long-term Phase 3 extension study showed that when ONGLYZA™ was added to metformin in patients with inadequately controlled type 2 diabetes, the profile of adverse events was consistent with that seen at 24 weeks, and the treatment regimen produced long-term glycemic improvement.

•

A 12-week study of dapagliflozin demonstrated improved glycemic control in inadequately controlled type 2 diabetes patients who were treated with high doses of insulin and common oral anti-diabetic medicines.

Oncology

•	At the American Society of Clinical Oncology Annual Meeting:

•

Updated survival results from follow-up extensions of three Phase 2 ipilimumab studies showed a two-year survival ranging from 30 to 42 percent in patients with advanced metastatic melanoma. Ipilimumab is being developed by the company and Medarex.

•

Based on interim results from two Phase 2 studies in castrate-resistant prostate cancer (CRPC), SPRYCEL (dasatinib) may have potential as a treatment for CRPC. A Phase 3 study of SPRYCEL in CRPC is currently ongoing.

•

The company and Exelixis reported encouraging data from an ongoing Phase 2 trial of XL184 in patients with previously-treated glioblastoma multiforme, the most common and aggressive form of brain tumor.

•

In May, the FDA granted full approval for SPRYCEL for the treatment of adults in all phases of chronic myeloid leukemia (CML) who are resistant or intolerant to prior therapies including Gleevec (imatinib mesylate). SPRYCEL was originally approved in 2006.

•

On July 20, the company and its partner Eli Lilly and ImClone Systems announced that the FDA had approved revisions to the U.S. prescribing information for ERBITUX® concerning the treatment of patients with an epidermal growth factor receptor (EGFR)-expressing metastatic colorectal cancer (mCRC). The labeling revisions include a modification which states that ERBITUX is not recommended for patients whose tumors had K-ras mutations in codon 12 or 13. An estimated 40 percent of patients with mCRC have K-ras mutations while the majority, approximately 60 percent, has a wild-type K-ras gene.

Immunology

•

At the American Transplant Congress in May, the company presented the results of two Phase 3 trials for belatacept, an investigational co-stimulation blocker being studied for use in solid organ transplantation. The data suggest that belatacept may represent a promising therapeutic option for kidney transplant patients.

•

Results of two studies that demonstrated the consistent safety and effectiveness of ORENCIA over 5 and 7 years of treatment in rheumatoid arthritis patients who have had an inadequate response to methotrexate were presented in June at the European Congress of Rheumatology (EULAR).

STRATEGIC UPDATE

On July 22, Bristol-Myers Squibb and Medarex announced that the companies have signed a definitive merger agreement providing for the acquisition of Medarex by Bristol-Myers Squibb. The acquisition positions Bristol-Myers Squibb for long-term leadership in biologics; gives the company full rights to a promising phase III compound, ipilimumab; significantly expands the company’s oncology and immunology pipeline and provides access to novel antibody discovery technology.

On April 6, the company announced an agreement with Otsuka Pharmaceutical, Ltd. to extend the U.S. portion of the companies’ long-standing agreement for the development and commercialization of ABILIFY® from the currently scheduled end date of November 2012 until the expected loss of exclusivity in April 2015. The collaboration allows Bristol-Myers Squibb to refocus its energies toward longer-term growth goals for 2014 and beyond, improves the company’s overall financial stability while maintaining financial flexibility for the future, and provides an expected bridge to the company’s new neuroscience products.

2009 GUIDANCE

Bristol-Myers Squibb has revised the 2009 GAAP EPS guidance to $1.58 to $1.68 and raised non-GAAP EPS guidance to $1.95 to $2.05. Key 2009 guidance assumptions include low single-digit revenue growth (high single digit growth excluding foreign exchange); a full-year gross margin improvement of approximately 200 basis points; advertising and promotion increase in the low-to-mid single-digit range; marketing, sales and administrative expense decrease in the low-to-mid single digits; research and development expense growth in the mid single-digit range; and an effective tax rate of approximately 25%.

The company reaffirms guidance that it expects non-GAAP earnings per share from continuing operations attributable to the company to grow at a minimum 15 percent compounded annual growth rate, from the 2007 base through 2010 without rebasing for the sale of the ConvaTec business, excluding the impact of any U.S. healthcare reforms, costs associated with productivity transformation initiatives and other specified items that have not yet been identified and quantified.

The non-GAAP 2009 guidance and the three-year compound annual growth rate exclude other specified items such as gains or losses from sale of businesses and product lines; from sale of equity investments and from discontinued operations; restructuring and other exit costs; accelerated depreciation charges; asset impairments; charges and recoveries relating to significant legal proceedings; upfront and milestone payments for licensing arrangements; debt retirement costs; impairments to investments; and significant tax events.

The financial guidance for 2009 and the three-year compound annual growth rate include the impact of the company’s acquisition of Medarex but exclude the impact of any potential future strategic acquisitions and divestitures and further assume that the company and its partner, sanofi-aventis, maintain U.S. exclusivity for the PLAVIX patent through at least 2010. The planned acquisition of Medarex is expected to decrease the company’s earnings per share by $0.02 to $0.03 in 2009 and $0.07 to $0.09 in 2010.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures, including non-GAAP earnings and earnings per share information, adjusted to exclude certain costs, expenses, gains and losses and other specified items. Among the items in GAAP measures but excluded for purposes of determining adjusted earnings and other adjusted measures are: charges related to implementation of the Productivity Transformation Initiative; gains or losses from the sale of businesses and product lines; discontinued operations; restructuring and other exit costs; accelerated depreciation charges; asset impairments; charges and recoveries relating to significant legal proceedings; upfront and milestone payments for in-licensing of products that have not achieved regulatory approval that are immediately expensed;

payments for in-process research and development; impairments to investments; and significant tax events. This information is intended to enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. For example, non-GAAP earnings and earnings per share information is an indication of the company’s baseline performance before items that are considered by the company to be not reflective of the company’s ongoing results. In addition, this information is among the primary indicators the company uses as a basis for evaluating company performance, allocating resources, setting incentive compensation targets, and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with GAAP.

Statement on Cautionary Factors

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans and projections regarding the company’s financial position, results of operations, market position, product development and business strategy. These statements may be identified by the fact that they use words such as “anticipate”, “estimates”, “should”, “expect”, “guidance”, “project”, “intend”, “plan”, “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, market factors (including whether uncertainties in or further deterioration of the credit and capital markets will lead to future impairments to the company’s investment portfolio), competitive product development and approvals, pricing controls and pressures (including changes in rules and practices of managed care groups and institutional and governmental purchasers), economic conditions such as interest rate and currency exchange rate fluctuations, judicial decisions and governmental laws and regulations related to Medicare, Medicaid and healthcare reform, pharmaceutical rebates and reimbursement, claims and concerns that may arise regarding the safety and efficacy of in-line products and product candidates, changes to wholesaler inventory levels, variability in data provided by third parties, changes in, and interpretation of, governmental regulations and legislation affecting domestic or foreign operations, including tax obligations, difficulties and delays in product development, manufacturing or sales, patent positions and the ultimate outcome of any litigation matter, including whether Apotex will prevail in its appealing of the Circuit court’s decision in the PLAVIX® patent litigation. These factors also include the company’s ability to execute successfully its strategic plans, including its Productivity Transformation Initiative, the expiration of patents or data protection on certain products (including the expiration of data protection for PLAVIX® in the European Union), and the impact and result of governmental investigations. There can be no guarantees with respect to pipeline products that future clinical studies will support the data described in this release, that the products will receive necessary regulatory approvals, or that they will prove to be commercially successful; nor are there guarantees that regulatory approvals will be sought, or sought within currently expected timeframes, or that contractual milestones will be achieved. For further details and a discussion of these and other risks and uncertainties, see the company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Company and Conference Call Information

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to extend and enhance human life. For more information visit www.bms.com.

There will be a conference call on July 23, 2009 at 10:30 a.m. (ET) during which company executives will address inquiries from investors and analysts. Investors and the general public are invited to listen to a live web cast of the call at http://investor.bms.com or by dialing 913-312-1296, confirmation code 9244491. Materials related to the call will be available at the same website prior to the call.

For more information, contact: Brian Henry, 609-252-3337, Communications, Tracy Furey, 609-252-3208, Communications, John Elicker, 609-252-4611, Investor Relations, or Suketu Desai, 609-252-5796, Investor Relations.

ABILIFY® is the trademark of Otsuka Pharmaceutical Co., Ltd.

ATRIPLA™ is a trademark of both Bristol-Myers Squibb Co. and Gilead Sciences, Inc.

AVAPRO®, AVALIDE® and PLAVIX® are trademarks of sanofi-aventis

ERBITUX® is a trademark of ImClone LLC. ImClone Systems is a wholly-owned subsidiary of Eli Lilly and Company.

BRISTOL-MYERS SQUIBB COMPANY

NET SALES AND EARNINGS BY OPERATING SEGMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2009 AND 2008

(Unaudited, dollars in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	% Change	2009	2008	% Change
Net Sales
BioPharmaceuticals	$4,665	$4,475	4%	$8,987	$8,663	4%

Mead Johnson	719	728	(1)%	1,412	1,431	(1)%

Net Sales	$5,384	$5,203	3%	$10,399	$10,094	3%

Earnings
BioPharmaceuticals	$1,242	$848	46%	$2,340	$1,680	39%

Mead Johnson*	151	188	(20)%	310	396	(22)%

Reconciling items
Specified items	(124)	(173)	(28)%	(412)	(347)	19%

Noncontrolling interest	472	358	32%	887	699	27%

Earnings from continuing operations before income taxes	$1,741	$1,221	43%	$3,125	$2,428	29%

*	Mead Johnson earnings reflect approximately 83% of its pretax income after completion of its IPO during February 2009.

BRISTOL-MYERS SQUIBB COMPANY

Analysis of Biopharmaceuticals segment results

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2009 AND 2008

(Unaudited, dollars in millions)

	Three months				Six months
	2009	% of Sales	2008	% of Sales	2009	% of Sales	2008	% of Sales
Net Sales	$4,665		$4,475		$8,987		$8,663
Gross Profit	3,463	74.2	3,135	70.1	6,654	74.0	6,100	70.4
Selling, General and Administrative	1,196	25.6	1,317	29.4	2,325	25.9	2,532	29.2
R&D	781	16.7	778	17.4	1,544	17.2	1,524	17.6
Equity in net income of affiliates	(149)	(3.2)	(150)	(3.3)	(295)	(3.3)	(314)	(3.6)
Other	(40)	(0.8)	(14)	(0.3)	(91)	(1.0)	(17)	(0.2)
Noncontrolling interest	433	9.3	356	8.0	831	9.2	695	8.0

Earnings from Continuing Operations Before Income Taxes	$1,242	26.6	$848	18.9	$2,340	26.0	$1,680	19.4

BRISTOL-MYERS SQUIBB COMPANY

SELECTED PRODUCTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2009 AND 2008

(Unaudited, dollars in millions)

The following table sets forth worldwide and U.S. reported net sales for selected products for the three and six months ended June 30, 2009 compared to the three and six months ended June 30, 2008. In addition, the table includes, where applicable, the estimated total U.S. prescription change for the retail and mail-order channels for the comparative periods presented for certain of the company’s U.S. pharmaceutical products based on third-party data. A significant portion of the company’s U.S. pharmaceutical sales is made to wholesalers. Where changes in reported net sales differ from prescription growth, this change in net sales may not reflect underlying prescriber demand.

	Worldwide Net Sales			U.S. Net Sales
	2009	2008	% Change	2009	2008	% Change	% Change in U.S. Total Prescriptions vs. 2008
Three Months Ended June 30,

BioPharmaceuticals
Cardiovascular
Plavix	$1,539	$1,387	11%	$1,393	$1,207	15%	3%
Avapro/Avalide	313	335	(7)%	179	184	(3)%	(10)%
Virology
Reyataz	331	324	2%	169	159	6%	7%
Sustiva Franchise (total revenue)	312	282	11%	194	171	13%	9%
Baraclude	179	136	32%	39	35	11%	12%
Oncology
Erbitux	173	196	(12)%	171	193	(11)%	N/A
Sprycel	107	76	41%	33	21	57%	18%
Ixempra	29	26	12%	26	26	—	N/A
Neuroscience
Abilify (total revenue)	643	529	22%	518	403	29%	29%
Immunoscience
Orencia	148	106	40%	116	87	33%	N/A

	Worldwide Net Sales			U.S. Net Sales
	2009	2008	% Change	2009	2008	% Change	% Change in U.S. Total Prescriptions vs. 2008
Six Months Ended June 30,

BioPharmaceuticals
Cardiovascular
Plavix	$2,974	$2,695	10%	$2,689	$2,346	15%	3%
Avapro/Avalide	615	640	(4)%	352	358	(2)%	(9)%
Virology
Reyataz	653	621	5%	345	319	8%	7%
Sustiva Franchise (total revenue)	604	555	9%	384	346	11%	9%
Baraclude	331	244	36%	75	64	17%	15%
Oncology
Erbitux	337	383	(12)%	333	378	(12)%	N/A
Sprycel	195	142	37%	63	41	54%	19%
Ixempra	53	51	4%	48	51	(6)%	N/A
Neuroscience
Abilify (total revenue)	1,232	983	25%	999	751	33%	30%
Immunoscience
Orencia	272	193	41%	215	160	34%	N/A

BRISTOL-MYERS SQUIBB COMPANY

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2009 AND 2008

(Unaudited, amounts in millions except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net Sales	$5,384	$5,203	$10,399	$10,094

Cost of products sold	1,461	1,670	2,874	3,240
Marketing, selling and administrative	1,077	1,165	2,141	2,299
Advertising and product promotion	400	420	724	739
Research and development	829	826	1,752	1,608
Acquired in-process research and development	—	32	—	32
Provision for restructuring, net	20	30	47	41
Litigation expense, net	28	2	132	2
Equity in net income of affiliates	(150)	(150)	(296)	(314)
Other (income)/expense, net (a)	(22)	(13)	(100)	19

Total expenses	3,643	3,982	7,274	7,666

Earnings from Continuing Operations
Before Income Taxes	1,741	1,221	3,125	2,428
Provision for income taxes	443	258	906	588

Net Earnings from Continuing Operations	1,298	963	2,219	1,840

Discontinued Operations:
Earnings, net of taxes	—	42	—	99
Loss on Disposal, net of taxes	—	—	—	(43)

Net Earnings from Discontinued Operations	—	42	—	56

Net Earnings	1,298	1,005	2,219	1,896
Net Earnings Attributable to Noncontrolling Interest	315	241	598	471

Net Earnings Attributable to Bristol-Myers Squibb Company	$983	$764	$1,621	$1,425

Earnings per Common Share from Continuing Operations Attributable to Bristol-Myers Squibb Company :
Basic	$0.49	$0.36	$0.81	$0.69
Diluted	$0.49	$0.36	$0.81	$0.68

Earnings per Common Share Attributable to Bristol-Myers Squibb Company:
Basic	$0.49	$0.38	$0.81	$0.72
Diluted	$0.49	$0.38	$0.81	$0.71

Average Common Shares Outstanding:
Basic	1,980	1,977	1,979	1,976
Diluted	1,983	2,006	1,982	2,005

(a) Other (income)/expense, net

Interest expense	$42	$80	$94	$153
Interest income	(14)	(31)	(27)	(74)
Gain on debt buyback and termination of interest rate swap agreements	(11)	—	(11)	—
ARS impairment charge	—	—	—	25
Foreign exchange transaction losses/(gains)	17	(2)	4	17
Gain on sale of product lines, businesses and assets	(23)	—	(67)	(9)
Net royalty income and amortization of upfront and milestone payments received from alliance partners	(34)	(41)	(69)	(82)
Retirement plan curtailment charge	25	—	25	—
Other, net	(24)	(19)	(49)	(11)

Other (income)/expense, net	$(22)	$(13)	$(100)	$19

BRISTOL-MYERS SQUIBB COMPANY

SPECIFIED ITEMS

FOR THE THREE MONTHS ENDED JUNE 30, 2009 AND 2008

(Unaudited, dollars in millions)

Three months ended June 30, 2009

	Cost of products sold	Marketing, selling and administrative	Research and development	Provision for restructuring, net	Litigation expense, net	Other (income)/ expense, net	Total
Productivity Transformation Initiative:
Downsizing and streamlining of worldwide operations	$—	$—	$—	$18	$—	$—	$18
Accelerated depreciation and other shutdown costs	24	—	—	2	—	—	26
Retirement plan curtailment charge	—	—	—	—	—	25	25
Process standardization implementation costs	—	24	—	—	—	—	24
Gain on sale of product lines, businesses and assets	—	—	—	—	—	(11)	(11)

Total PTI	24	24	—	20	—	14	82

Other:
Litigation charges	—	—	—	—	28	—	28
Mead Johnson separation costs	—	8	—	—	—	—	8
Mead Johnson gain on sale of trademark	—	—	—	—	—	(12)	(12)
Debt buyback and swap terminations	—	—	—	—	—	(11)	(11)
Upfront and milestone payments	—	—	29	—	—	—	29

Total	$24	$32	$29	$20	$28	$(9)	$124

Income taxes on items above							(41)
Income taxes attributable to Mead Johnson separation							43

Decrease to Net Earnings							$126

Three months ended June 30, 2008

	Cost of products sold	Marketing, selling and administrative	Research and development	Provision for restructuring, net	Litigation expense, net	Other (income)/ expense, net	Total
Productivity Transformation Initiative:
Downsizing and streamlining of worldwide operations	$—	$—	$—	$30	$—	$—	$30
Accelerated depreciation and other shutdown costs	58	—	—	—	—	—	58
Process standardization implementation costs	—	21	—	—	—	—	21

Total PTI	58	21	—	30	—	—	109

Other:
Litigation charges	—	—	—	—	2	—	2
Mead Johnson separation costs	—	1	—	—	—	—	1
Upfront and milestone payments	—	—	31	—	—	—	31
Acquired in-process research & development	—	—	32	—	—	—	32
ARS gain on sale	—	—	—	—	—	(2)	(2)

Total	$58	$22	$63	$30	$2	$(2)	173

Income taxes on items above							(34)

Decrease to Net Earnings							$139

BRISTOL-MYERS SQUIBB COMPANY

SPECIFIED ITEMS

FOR THE SIX MONTHS ENDED JUNE 30, 2009 AND 2008

(Unaudited, dollars in millions)

Six months ended June 30, 2009

	Cost of products sold	Marketing, selling and administrative	Research and development	Provision for restructuring, net	Litigation expense, net	Other (income)/ expense, net	Total
Productivity Transformation Initiative:
Downsizing and streamlining of worldwide operations	$—	$—	$—	$41	$—	$—	$41

Accelerated depreciation, asset impairment and other shutdown costs	50	—	—	6	—	—	56
Retirement plan curtailment charge	—	—	—	—	—	25	25

Process standardization implementation costs	—	44	—	—	—	—	44
Gain on sale of product lines, businesses and assets	—	—	—	—	—	(55)	(55)

Total PTI	50	44	—	47	—	(30)	111

Other:
Litigation charges	—	—	—	—	132	(10)	122
Mead Johnson separation costs	—	25	—	—	—	—	25
Mead Johnson gain on sale of trademark	—	—	—	—	—	(12)	(12)
Upfront and milestone payments	—	—	174	—	—	—	174
Debt buyback and swap terminations	—	—	—	—	—	(11)	(11)
Product liability	8	—	—	—	—	(5)	3

Total	$58	$69	$174	$47	$132	$(68)	412

Income taxes on items above							(139)
Income taxes attributable to Mead Johnson separation							173

Decrease to Net Earnings							$446

Six months ended June 30, 2008

	Cost of products sold	Marketing, selling and administrative	Research and development	Provision for restructuring, net	Litigation expense, net	Other (income)/ expense, net	Total
Productivity Transformation Initiative:
Downsizing and streamlining of worldwide operations	$—	$—	$—	$41	$—	$—	$41
Accelerated depreciation and other shutdown costs	154	—	—	—	—	—	154
Process standardization implementation costs	—	36	—	—	—	—	36
Gain on sale and leaseback of properties	—	—	—	—	—	(9)	(9)

Total PTI	154	36	—	41	—	(9)	222

Other:
Litigation charges	—	—	—	—	2	—	2
Mead Johnson separation costs	—	1	—	—	—	—	1
Upfront and milestone payments	—	—	51	—	—	—	51
Acquired in-process research and development	—	—	32	—	—	—	32
Product liability	—	—	—	—	—	16	16
ARS impairment charge and gain on sale	—	—	—	—	—	23	23

Total	$154	$37	$83	$41	$2	$30	347

Income taxes on items above							(67)

Decrease to Net Earnings							$280

BRISTOL-MYERS SQUIBB COMPANY

RECONCILIATION OF GAAP RESULTS OF CONTINUING OPERATIONS

TO NON-GAAP RESULTS OF CONTINUING OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 30, 2009 AND 2008

(Unaudited, amounts in millions except per share data)

	GAAP	Q2 2009 Specified Items*	Non GAAP	GAAP	Q2 2008 Specified Items*	Non GAAP
Net Sales	$5,384		$5,384	$5,203		$5,203
Cost of Products Sold	1,461	(24)	1,437	1,670	(58)	1,612

Gross Profit	3,923	24	3,947	3,533	58	3,591
Gross Margin as% of Sales	72.9%	0.4%	73.3%	67.9%	1.1%	69.0%

Marketing Selling and Admin	1,077	(32)	1,045	1,165	(22)	1,143
Advertising and Product Promotion	400	—	400	420	—	420

Total SGA	1,477	(32)	1,445	1,585	(22)	1,563
SG&A as % of Sales	27.4%	(0.6)%	26.8%	30.5%	(0.5)%	30.0%

R&D	829	(29)	800	826	(31)	795
R&D as % of Sales	15.4%	(0.5)%	14.9%	15.9%	(0.6)%	15.3%

Acquired in-process research and development				32	(32)	—
Provision for restructuring, net	20	(20)	—	30	(30)	—
Litigation expense, net	28	(28)	—	2	(2)	—
Equity in Net Income of Affiliates	(150)	—	(150)	(150)	—	(150)
Other (income)/expense, net	(22)	9	(13)	(13)	2	(11)

Earnings from Continuing Operations Before Income Taxes	1,741	124	1,865	1,221	173	$1,394
Provision for income taxes	443	(2)	441	258	34	292

Net Earnings - Continuing Operations	1,298	126	1,424	963	139	1,102

Net Earnings - Discontinued Ops	—		—	42		42

Net Earnings	$1,298	126	$1,424	$1,005	139	$1,144
Net Earnings Attributable to Noncontrolling Interest	315		315	241		241

Net Earnings Attributable to Bristol-Myers Squibb Company	$983	126	$1,109	$764	139	$903

Net Earnings from Continuing Operations Attributable to Bristol-Myers Squibb Company	983	126	1,109	722	139	861
Contingently convertible debt interest expense and dividends attributable to unvested shares	(6)		(6)	—		—
Net Earnings used for Diluted EPS Calc - Continuing Operations-Attributable to Bristol-Myers Squibb Company	$977	126	$1,103	$722	139	$861

Avg Shares (Diluted)	1,983		1,983	2,006		2,006

Diluted EPS - Continuing Operations Attributable to Bristol-Myers Squibb Company	$0.49	0.07	$0.56	$0.36	0.07	$0.43

Net Earnings from Continuing Operations Attributable to Bristol-Myers Squibb Company as a % of sales	18.3%	2.3%	20.6%	13.9%	2.6%	16.5%
Net Earnings Attributable to Bristol-Myers Squibb Company as a % of sales	18.3%	2.3%	20.6%	14.7%	2.7%	17.4%

Effective Tax Rate	25.4. %	(1.8)%	23.6%	21.1%	(0.2)%	20.9%

*	Please refer to the Specified Items schedules on previous pages for further details.

BRISTOL-MYERS SQUIBB COMPANY

RECONCILIATION OF GAAP RESULTS OF CONTINUING OPERATIONS

TO NON-GAAP RESULTS OF CONTINUING OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2009 AND 2008

(Unaudited, amounts in millions except per share data)

	GAAP	YTD 2009 Specified Items*	Non GAAP	GAAP	YTD 2008 Specified Items*	Non GAAP
Net Sales	$10,399		$10,399	$10,094		$10,094
Cost of Products Sold	2,874	(58)	2,816	3,240	(154)	3,086

Gross Profit	7,525	58	7,583	6,854	154	7,008
Gross Margin as % of Sales	72.4%	0.5%	72.9%	67.9%	1.5%	69.4%

Marketing Selling and Admin	2,141	(69)	2,072	2,299	(37)	2,262
Advertising and Product Promotion	724	—	724	739	—	739

Total SGA	2,865	(69)	2,796	3,038	(37)	3,001
SG&A as % of Sales	27.6%	(0.7)%	26.9%	30.1%	(0.4)%	29.7%

R&D	1,752	(174)	1,578	1,608	(51)	1,557
R&D as % of Sales	16.8%	(1.6)%	15.2%	15.9%	(0.5)%	15.4%

Acquired in-process research and development				32	(32)	—
Provision for restructuring, net	47	(47)	—	41	(41)	—
Litigation expense, net	132	(132)	—	2	(2)	—
Equity in Net Income of Affiliates	(296)	—	(296)	(314)	—	(314)
Other (income)/expense, net	(100)	68	(32)	19	(30)	(11)

Earnings from Continuing Operations Before Income Taxes	3,125	412	3,537	2,428	347	$2,775
Provision for income taxes	906	(34)	872	588	67	655

Net Earnings - Continuing Operations	2,219	446	2,665	1,840	280	2,120

Net Earnings - Discontinued Ops	—		—	56		56

Net Earnings	$2,219	446	$2,665	$1,896	280	$2,176
Net Earnings Attributable to Noncontrolling Interest	598		598	471		471

Net Earnings Attributable to Bristol-Myers Squibb Company	$1,621	446	$2,067	$1,425	280	$1,705

Net Earnings from Continuing Operations Attributable to Bristol-Myers Squibb Company	1,621	446	2,067	1,369	280	1,649
Contingently convertible debt interest expense and dividends attributable to unvested shares	(9)		(9)	5		5

Net Earnings used for Diluted EPS Calc - Continuing Operations-Attributable to Bristol-Myers Squibb Company	$1,612	446	$2,058	$1,374	280	$1,654

Avg Shares (Diluted)	1,982		1,982	2,005		2,005

Diluted EPS - Continuing Operations Attributable to Bristol-Myers Squibb Company	$0.81	0.23	$1.04	$0.68	0.14	$0.82

Net Earnings from Continuing Operations Attributable to Bristol-Myers Squibb Company as a % of sales	15.6%	4.3%	19.9%	13.6%	2.7%	16.3%
Net Earnings Attributable to Bristol-Myers Squibb Company as a % of sales	15.6%	4.3%	19.9%	14.1%	2.8%	16.9%

Effective Tax Rate	29.0%	(4.3)%	24.7%	24.2%	(0.6)%	23.6%

*	Please refer to the Specified Items schedules on previous pages for further details.

BRISTOL-MYERS SQUIBB COMPANY

NET CASH CALCULATION

AS OF JUNE 30, 2009 AND MARCH 31, 2009

(Unaudited, dollars in millions)

	June 30, 2009	March 31, 2009
Cash and cash equivalents	$7,507	$7,832
Marketable securities-current	613	1,088
Marketable securities - long term*	983	184
Short-term borrowings	(124)	(156)
Long-term debt	(6,235)	(6,492)

Net cash	$2,744	$2,456

*	Includes Auction Rate Securities and Floating Rate Securities of $187 million as of June 30, 2009 and $184 million as of March 31, 2009.